Exhibit j

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 25 to Registration Statement No.
811-3703 of CBA® Money Fund (the “Fund”) on Form N-1A of our report dated April 8, 2003 appearing in the February 28, 2003 Annual Report of the Fund in the Statement of Additional Information which is part of this Registration Statement.

/s/ Deloitte &Touche LLP

Princeton, New Jersey June 20, 2003